SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2010

JONES LANG LASALLE INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL 60601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 27, 2010, Jones Lang LaSalle Incorporated, Inc. (the “Company”) held its Annual Meeting of Shareholders. Of the 41,933,498 total outstanding shares of common stock of the Company on March 19, 2010, the record date, there were 38,780,403 shares, constituting 92.48% of shares outstanding, represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below.

1.	The nine nominees for directors were elected to serve one-year terms to expire at the annual meeting of shareholders in 2011, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Colin Dyer	34,837,738	199,327	13,482	3,729,857
Darryl Hartley-Leonard	34,781,316	254,252	14,979	3,729,857
Deanne Julius	33,021,898	2,012,892	15,757	3,729,857
Ming Lu	33,074,809	1,960,051	15,687	3,729,857
Lauralee E. Martin	33,328,615	1,708,460	13,472	3,729,857
Sheila A. Penrose	33,074,068	1,962,458	14,021	3,729,857
David B. Rickard	34,942,069	93,700	14,778	3,729,857
Roger T. Staubach	34,466,725	577,771	6,051	3,729,857
Thomas C. Theobald	32,482,251	2,560,629	7,667	3,729,857

2.	The appointment of KPMG, LLP to serve as our independent registered public accounting firm for the year 2010 was ratified by the following shareholder vote:

For	Against	Abstain
38,447,031	306,949	26,423

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2010

JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
Name:	Mark J. Ohringer
Title:	Executive Vice President, Global General Counsel and Corporate Secretary

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